SCHEDULE 14A
                               (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement         / /  Confidential, for Use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e) (2))

/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Under Rule 14a-12

                            Cohoes Bancorp, Inc.
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            (Name of Registrant as Specified in Its Charter)


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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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/ /  Check box if any part of the fee is offset as provided by Exchange
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     statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:_________________________________

    (2) Form, schedule or registration statement no.:___________

    (3) Filing party:___________________________________________

    (4) Date filed:_____________________________________________



                            [Cohoes Bancorp Logo]
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       Why YOU Should Protect Your Investment and Support Cohoes Bancorp




                   Annualized Total Return On Common Stock
                      January 4, 1999 - October 20, 2000


            COHOES BANCORP:                                 +29.4%
            SNL $500 MILLION - $1 BILLION THRIFT INDEX:     - 6.8%





                  To Protect and Support Your Investment:

                   *Vote For Cohoes Proposals 1, 2 and 3




                            ...And Be Sure To
                 Discard All Proxies From TrustCo and Ambanc
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                           [Cohoes Bancorp Logo]

Dear Fellow Stockholder:

We recently mailed you proxy material for the Cohoes Bancorp Annual Meeting of Stockholders, which will be held on November 30, 2000. Please read the material carefully. It contains important information to help you decide how to vote. I am writing to you today to tell you why I believe you should support Cohoes.

Since Cohoes began trading as a public company at the beginning of 1999, annualized total return to our stockholders has been over 29%. Our performance far exceeds that of similar-sized competitors, who have experienced a negative 6.8% annualized total return on their common stock. Over the same time period, Cohoes' shares have appreciated over 47% while the price of TrustCo's, and Ambanc's, have declined by 11.2% and 6.7%, respectively. Cohoes' outstanding performance has been achieved under the direction of an experienced and independent Board of Directors rich in expertise and committed to maximizing value for all stockholders.

Both management and the Board are continuing to work hard at maximizing value for you, our investors. We recently took a series of actions toward that end:

  > On September 28, 2000, we announced that we had begun a comprehensive exploration of all strategic options for Cohoes, including the sale of the Company. That action reaffirmed the Board's commitment to act in the best interests of all stockholders. Your Board will duly consider all offers that are received and will treat all interested parties fairly and equally. We have already received signed confidentiality agreements from several larger financial institutions that have been active acquirors.

  > On October 19, we increased the quarterly cash dividend on Cohoes common stock by 14% to 8 cents per share. We also announced our intention to buy back up to an additional 10% of our shares outstanding.

Now, ignoring our excellent performance and your Board's positive actions, TrustCo and Ambanc are asking you to elect their nominees to the Cohoes Board. We firmly believe that, if elected, their nominees will have a conflict of interest when considering the terms of any proposal submitted by the bank that nominated them. With Cohoes guided by a Board that strives to act in the best interests of all stockholders, we believe these hostile actions are unnecessary, are disruptive and may delay or impede our efforts to maximize value for all of our stockholders.

We strongly urge you to support your investment in Cohoes by voting the accompanying BLUE proxy FOR:

* Proposal 1 - Election of Directors - Your Board's Nominees
* Proposal 2 - Amendment to the 1999 Stock Option and Incentive Plan and 1999
               Recognition and Retention Plan
* Proposal 3 - Ratification of independent accountants

 ...And remember, discard all proxies from TrustCo and Ambanc.

In our view, only the Cohoes Board and its nominees give you the BEST chance to get the BEST value for your investment in Cohoes.

Sincerely,

/s/ Harry L. Robinson

Harry L. Robinson
President and Chief Executive Officer

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                            [Cohoes Bancorp Logo]
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                PROTECT YOUR INVESTMENT IN COHOES BANCORP

                 *VOTE FOR COHOES PROPOSALS 1, 2 aND 3
                       ---

      * Vote FOR experienced and highly qualified Directors who are committed to maximizing value and will act in the best interests of ALL Cohoes stockholders.

      * Vote FOR expertise and continuity.

      * Vote FOR Directors whose interests are aligned with yours and all Cohoes stockholders, and who have a significant financial stake in the Company's success.

      * Vote FOR Directors who are exploring all of the Company's strategic options, who will duly consider all offers that are received, and who will treat all interested parties fairly and equally.

      * Vote FOR Directors who give you the BEST chance to get the BEST value for your investment in Cohoes.

If your shares are held by your bank or broker, only they can vote your shares. Please instruct your bank or broker as soon as possible to vote:

*  FOR proposals 1, 2 and 3

You should also complete, sign, date and return the BLUE proxy your bank or broker sends you.

Your vote is important regardless of the number of shares you own. Please complete, sign, date and return the BLUE proxy as soon as possible and discard any and all proxies sent to you by TrustCo and Ambanc.

REMEMBER, YOUR LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS, SO RETURN THE BLUE PROXY EVEN IF YOU HAVE ALREADY MAILED IN ANOTHER PROXY.
----
If you have any questions or need assistance in voting your shares, please call our proxy solicitor:

                           Regan & Associates, Inc.
                      Telephone Toll Free 1-800-737-3426

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                            [Cohoes Bancorp Logo]
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                     The Trouble With TrustCo and Ambanc
                    Can Be Summed Up In Just A Few Lines:


                   Annualized Total Return On Common Stock
                     January 4, 1999 - October 20, 2000

            COHOES BANCORP:                                 +29.4%
            TRUSTCO:                                        - 2.1%
            AMBANC                                          - 1.3%


It's clear that you and all Cohoes' stockholders have fared far better than the stockholders of TrustCo and Ambanc have since the beginning of 1999. The annualized total return on your investment has been over 29% since Cohoes became a public company. This outstanding performance has been achieved under the strategic direction of the Company's management and Board of Directors.

ON THE OTHER HAND, STOCKHOLDERS OF TRUSTCO AND AMBANC HAVE ACTUALLY LOST MONEY ON THEIR INVESTMENT! NO WONDER THESE BANKS WANT TO MERGE WITH COHOES!

Both TrustCo and Ambanc want you to replace Cohoes Directors with their own nominees. We firmly believe that if any of their nominees are elected to your board, those nominees will have a conflict of interest. Is that in YOUR best interests? We say NO. We believe only the Cohoes Board and its nominees give you the best chance to get the best value for your investment in Cohoes.

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                            [Cohoes Bancorp Logo]
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                       The choice is yours - you can:

  * Re-elect Directors who have helped provide an excellent return on your investment and who are committed to maximize value and act in the best interests of ALL Cohoes stockholders

                                      OR

     Take a risk with TrustCo's or Ambanc's special-interest nominees who will, we believe, have a conflict of interest. These hostile actions could delay or impede your Board's actions to maximize value and discourage potential bidders for Cohoes.

Your Board of Directors, including our four nominees, represents ALL Cohoes stockholders and not any single stockholder. We believe that only by supporting your Board of Directors by voting for our four nominees, can you be sure of a fair evaluation of the strategic options to maximize value.



                     Protect Your Investment in Cohoes


                                  Vote FOR

          * Proposal 1 - Election of Directors - Your Board's Nominees
          * Proposal 2 - Approval of Amendment to the 1999 Stock Option
                         and Incentive Plan and 1999 Recognition and
                         Retention Plan
          * Proposal 3 - Ratification of independent accountants

         ...And be sure to discard all proxies from TrustCo and Ambanc.

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                            [Cohoes Bancorp Logo]
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                    LET'S ANSWER SOME OF YOUR QUESTIONS

Q. What am I being asked to vote on exactly?

A. You are being asked to vote on three matters that your Board of Directors has proposed. They are:

   >  Proposal 1 - To re-elect the four Cohoes nominees to the Board of
                   Directors
   >  Proposal 2 - To amend the Company's 1999 Stock Option and
                   Incentive Plan and the Company's 1999 Recognition and Retention Plan
   >  Proposal 3 - To ratify the appointment of an independent public accountant

   Your Board of Directors is committed to maximizing stockholder value and has begun a comprehensive exploration of all strategic options for Cohoes, including the sale of the Company to a larger financial institution. TrustCo and Ambanc are asking you to elect their nominees to the Cohoes Board. We firmly believe that, if elected, their nominees will have a conflict of interest when considering all of the proposals that are received, particularly when comparing the terms of any proposal submitted by the bank that nominated them with proposals from others.
   We therefore strongly urge you to protect your investment in Cohoes and vote on the BLUE proxy FOR Proposals 1, 2 and 3. You should also discard any and all proxies that you receive from TrustCo and Ambanc.

Q. Why should I vote to elect the Cohoes nominees over those proposed by TrustCo and Ambanc?

A. We believe that the Cohoes nominees are the ONLY qualified nominees to serve in your best interests. Remember, since Cohoes became a public company, it has produced a total return to stockholders far in excess of that produced by similar-sized institutions in our industry as well as that produced by both TrustCo and Ambanc. That record has been achieved by Cohoes' management under the guidance of your Board of Directors.

   Messrs. Casabonne, DeLaMater, O'Hearn and Paton are fellow stockholders and are current Cohoes Directors with broad knowledge and extensive experience with the Company and the banking industry. The Board believes that they are the most qualified persons to assist in our evaluation of strategic alternatives. In contrast, not one of the four persons nominated by TrustCo owns a single share of Cohoes' common stock!

   Cohoes' nominees are stockholders and have a significant financial stake in the Company's future success; they are fully committed to delivering value to ALL Cohoes stockholders.

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                            [Cohoes Bancorp Logo]
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Q. What will happen if the Board's nominees are not re-elected?

A. We believe that your investment in Cohoes is at risk with TrustCo's or Ambanc's special-interest nominees who, we believe, will have a conflict of interest and could delay or impede your Board's strategic actions to maximize value.

Q. Why are you amending the Company's 1999 Stock Option and Incentive Plan and the Company's 1999 Recognition and Retention Plan?

A. These plans are designed to retain and attract the best-qualified directors and employees for your Company. In order to maintain appropriate personnel, especially during our exploration of a sale of the Company, it is essential that we remain competitive within the banking industry. The proposed modifications would make the plans consistent with those of our competitors and would allow us to maintain a competitive edge within the industry.

Q. What if I have already sent in a proxy to TrustCo or Ambanc?

A. You can easily change your vote by signing, dating and returning the enclosed BLUE proxy. Only your latest dated proxy counts. Please complete, sign, date and return the enclosed BLUE proxy today.

Q. What will happen if I do not vote at all? Can failing to vote be costly to me?

A. If you do not vote, we believe you harm your chances to get the best value for your Cohoes shares. If you do not sign, date and return a proxy, your shares will NOT be counted. Your vote is important regardless of the number of shares that you own. We therefore urge you to send in the BLUE proxy.

Q. What do I need to do now?

A. To protect your investment in Cohoes, here is all you need to do:

   * Vote FOR Cohoes Proposals 1, 2 and 3
     ...And be sure to discard all proxies from TrustCo and Ambanc.

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                            [Cohoes Bancorp Logo]
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  SUPPORT THE NOMINEES WHO CAN GIVE YOU THE BEST CHANCE TO GET THE BEST VALUE
                        FOR YOUR INVESTMENT IN COHOES



                        Vote the BLUE proxy form FOR


       * Proposal 1 - Election of Directors - Your Board's Nominees
       * Proposal 2 - Approval of Amendment to the 1999 Stock Option and
                      Incentive Plan and 1999 Recognition and Retention Plan
       * Proposal 3 - Ratification of independent accountants

       ...And Be Sure To Discard All Proxies From TrustCo and Ambanc



Please complete, sign, date and return the enclosed BLUE proxy TODAY.

If your shares are held by your bank or broker, only they can vote your shares. Please instruct your bank or broker as soon as possible to vote:

* FOR proposals 1, 2 and 3

You should also sign, date and return the BLUE proxy your bank or broker sends you.

If you have any questions or need assistance in voting your shares, please call our proxy solicitor:

                            Regan & Associates, Inc.

                      Telephone Toll Free 1-800-737-3426


                                  VOTE TODAY!

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